Exhibit 77Q1(d)

ARTICLES SUPPLEMENTARY
TO ARTICLES OF INCORPORATION
OF LORD ABBETT BOND-DEBENTURE FUND, INC.

       LORD ABBETT BOND-DEBENTURE FUND, INC.
(hereinafter called the "Corporation"), a Maryland corporation having its principal office c/o The
Prentice-Hall Corporation System, 7 St. Paul Street,
Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       FIRST:  The Corporation presently has
authority to issue 5,100,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $5,100,000.
The Board of Directors has previously classified and designated 1,140,000,000 authorized shares as Class A shares; 500,000,000 authorized shares as Class B shares; 600,000,000 authorized shares as Class C shares;
600,000,000 authorized shares as Class F shares; 300,000,000 authorized shares as Class I shares; 160,000,000 authorized shares as Class
P shares; 300,000,000 authorized shares as Class R2 shares; 300,000,000 authorized shares as Class R3 shares; 300,000,000 authorized shares as Class R4 shares; 300,000,000 authorized shares as Class R5 shares;
300,000,000 authorized shares as Class R6 shares; and 300,000,000 authorized shares as Class T shares.

      SECOND:  In accordance with  2
105(c) of the Maryland General Corporation
Law, the number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 5,400,000,000, of the par value $.001 each, having an aggregate par value of $5,400,000.

       THIRD:  Pursuant to the authority of
the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 300,000,000 newly authorized but unclassified and unissued shares, as follows:
300,000,000 shares as Class F3 shares.

       FOURTH:  Subject to the power of the
Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

       FIFTH:  Following the increase in
authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 5,400,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $5,400,000.
The authorized shares of the Corporation are classified and designated as follows:
1,140,000,000 authorized shares as Class A shares; 500,000,000 authorized shares as Class
B shares; 600,000,000 authorized shares as Class C shares; 600,000,000 authorized shares as Class F shares; 300,000,000 authorized shares as Class F3 shares; 300,000,000 authorized shares as Class I shares; 160,000,000 authorized shares as Class P shares;
300,000,000 authorized shares as Class R2 shares; 300,000,000 authorized shares as Class
R3 shares; 300,000,000 authorized shares as Class R4 shares; 300,000,000 authorized shares as Class R5 shares; 300,000,000 authorized shares as Class R6 shares; and 300,000,000 authorized shares as Class T shares.

       SIXTH:  The Corporation is registered
as an open-end company under the Investment
Company Act of 1940.  The total number of
shares of capital stock that the Corporation has
authority to issue has been increased by the
Board of Directors in accordance with  2
105(c) of the Maryland General Corporation
Law. The shares of stock of the Corporation hereby classified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

       SEVENTH:	Pursuant to  2
208.1(d)(2) of the Maryland General
Corporation Law, the Articles Supplementary to the Articles set forth herein shall become effective on December 21, 2016.

       IN WITNESS WHEREOF, the
Corporation has caused these presents to be signed in its name and on its behalf by its Vice
President and Secretary and witnessed by its Vice President and Assistant Secretary on
December 15, 2016.

LORD ABBETT BOND-DEBENTURE FUND, INC.

By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President
and Secretary of LORD ABBETT BOND-
DEBENTURE FUND, INC., who executed on
behalf of said Corporation the foregoing
Articles Supplementary, of which this
Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary